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                                                                    EXHIBIT 99.4


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                             INTERPOOL CAPITAL TRUST

                                OFFER TO EXCHANGE
                       9 7/8% SERIES B CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           FOR ANY AND ALL OUTSTANDING
                       9 7/8% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)



                                                             __________ __, 1997

TO OUR CLIENTS:


          Enclosed for your consideration is a Prospectus, dated ____________, 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and a Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Interpool Capital Trust (the "Trust") to exchange $1,000 liquidation amount of its 9 7/8% Series B Capital Securities (the "Exchange Capital Securities"), which exchange has been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 liquidation amount of its outstanding 9 7/8% Series A Capital Securities (the "Private Capital Securities"), of which $75,000,000 aggregate principal amount was issued and sold on January 27, 1997 in a transaction exempt from registration under the Securities Act and is outstanding on the date hereof. In addition, pursuant to the Exchange Offer, Interpool, Inc. (the "Company") is also offering to exchange (i) its guarantee of payments of cash distributions and payments on liquidation of the Trust or redemption of the Private Capital Securities (the "Private Guarantee") for a like gurantee in respect of the Exchange Capital Securities (the "Exchange Guarantee") and (ii) all of its 9 7/8% Series B Junior Subordinated Deferrable Interest Debentures (the "Exchange Junior Subordinated Debentures") for a like principal amount of its 9 7/8% Series A Junior Subordinated Deferrable Interest Debentures (the "Private Junior Subordinated Debentures"). The Trust will accept for exchange any and all Private Capital Securities properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offer is subject to certain conditions described in the Prospectus.


         This material is being forwarded to you as the beneficial owner of Private Capital Securities carried by us for your account or benefit but not registered in your name. A tender of such Private Capital Securities may only be made by us as the registered holder and pursuant to your instructions. Therefore, the Trust urges beneficial owners of Private Capital Securities registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if such beneficial owners wish to tender Private Capital Securities in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all such Private Capital Securities held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal. However, we urge you to read the Prospectus carefully before instructing us as to whether or not to tender your Private Capital Securities.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Private Capital Securities on your behalf in accordance with the provisions of the Exchange Offer. The Exchange Offer will expire at 5:00 P.M., New York City Time, on [DAY], [DATE], 1997, unless the Exchange Offer is extended by the Trust. The time the Exchange Offer expires is referred to as the "Expiration Date." Tenders of Private Capital Securities may be withdrawn at any time prior to the Expiration Date.

         IF YOU WISH TO HAVE US TENDER ANY OR ALL OF YOUR PRIVATE CAPITAL SECURITIES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE REVERSE HEREOF. The accompanying Letter of Transmittal is furnished to you for your information only and may not be used by you to tender Private Capital Securities held by us and registered in our name for your account or benefit.

         If we do not receive written instructions in accordance with the procedures presented in the Prospectus and the Letter of Transmittal, we will not tender any of the Private Capital Securities on your account.

         Please carefully review the enclosed material as you consider the Exchange Offer.


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                                  INSTRUCTIONS

                        INSTRUCTION TO REGISTERED HOLDER
                              FROM BENEFICIAL OWNER
                                       OF
                            9 7/8% SERIES A CAPITAL SECURITIES
                (LIQUIDATION AMOUNT $1,000 PER CAPITAL SECURITY)
                           OF INTERPOOL CAPITAL TRUST

         The undersigned hereby acknowledges receipt of the Prospectus dated _______________,1997 (the "Prospectus") of Interpool Capital Trust, a Delaware business trust (the "Trust") and Interpool, Inc., a Delaware corporation (the "Company") and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the exchange offer by the Trust and the Company (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

         This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the 9 7/8% Series A Capital Securities (the "Private Capital Securities") held by you for the account of the undersigned.

         The aggregate face amount of the Private Capital Securities held by you for the account of the undersigned is (fill in amount):

         $______________ of the Private Capital Securities.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

             To TENDER the following Private Capital Securities held by you for the account of the undersigned (insert principal amount of Private Capital Securities to be tendered, if any):
/ /
              $________________ of the Private Capital Securities.

             NOT to TENDER any Private Capital Securities held by you for the account of the undersigned.
/ /
         If the undersigned instructs you to tender the Private Capital Securities held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Private Capital Securities, including but not limited to the representations that (i) the undersigned is acquiring the Exchange Capital Securities in the ordinary course of business of the undersigned, (ii) the undersigned is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of Exchange Capital Securities, (iii) the undersigned acknowledges that any person participating in the Exchange Offer for the purpose of distributing the Exchange Capital Securities must comply with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, in connection with any resale transaction of the Exchange Capital Securities acquired by such person and cannot rely on the position of the Staff of the Securities and Exchange Commission set forth in certain no-action letters (See the section of the Prospectus entitled "The Exchange Offer--Resale of the Exchange Capital Securities"), (iv) the undersigned understands that a secondary resale transaction described in clause (iii) above should be covered by an effective registration statement containing the selling securityholder information required by Item 507 of Regulation S-K of the Commission, (v) the undersigned is not an "affiliate," as defined in Rule 405 under the Securities Act, of the Trust, (vi) if the undersigned is not a broker-dealer, that it is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of Exchange Capital Securities and (vii) if the undersigned is a broker-dealer that will receive Exchange Capital Securities for its own account in exchange for Private Capital Securities that were acquired as a result of market-making activities or other trading activities, it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Capital Securities received in respect of such Private Capital Securities pursuant to the Exchange Offer; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Private Capital Securities.

                                    SIGN HERE

Name of Beneficial Owner(s):____________________________________________________
Signature(s):___________________________________________________________________
Name(s) (please print):_________________________________________________________
Address:________________________________________________________________________
Telephone Number:_______________________________________________________________
Taxpayer Identification or Social Security Number:______________________________ Date:___________________________________________________________________________


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